                                                                      EXHIBIT 11

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 11, 1997, and to all references to our Firm included in or made a part of this registration statement of Nuveen Tax-Free Money Market Fund, Inc.

                                       ARTHUR ANDERSEN LLP



Chicago, Illinois
June 3, 1997